EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2010 relating to the combined balance sheet of Sun Real Estate Properties, a combination of certain assets and liabilities of Sun Healthcare Group, Inc. as of March 31, 2010, which report appears in the Prospectus filed with the Securities and Exchange Commission on September 29, 2010.

/s/ PricewaterhouseCoopers LLP

Orange County, California

December 20, 2010